UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

(Commission File Number)	(Exact Name of Registrant as Specified in its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2023, Icahn Enterprises L.P. (the “Company”) announced the appointment of Robert Flint, the Company’s Director of Accounting, as the Chief Accounting Officer of the Company and Icahn Enterprises G.P., Inc., the Company’s general partner, effective January 1, 2024. Mr. Flint will serve as the Company’s principal accounting officer. Ted Papapostolou, who has served as the Company’s Chief Financial Officer since November 2021 and as its Chief Accounting Officer since March 2020, will continue in his role as the Company’s Chief Financial Officer. In connection with Mr. Flint’s appointment to his new role, the Company increased his base salary to a rate of $350,000 per annum.

Mr. Flint, age 46, has served as the Director of Accounting of the Company since November 2021 and previously served as the Chief Audit Executive of the Company from March 2020 to November 2021. Mr. Flint was an independent management consultant from January 2017 to March 2020, serving a variety of clients and industries, including Icahn Automotive Group (“IAG”), a subsidiary of the Company, from September 2018 to March 2020. Mr. Flint received his B.S in Accounting and Finance from the University of Dayton.

Other than as described herein, there are no arrangements or understandings between Mr. Flint and any other persons pursuant to which he was selected as Chief Accounting Officer and principal accounting officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

		By:	/s/ Ted Papapostolou
Date: December 29, 2023			Ted Papapostolou Chief Financial Officer